200 Cambridge Discovery Park Boston, MA October Preliminary Update Healthpeak Properties November 2, 2020

Disclaimers This Healthpeak Properties, Inc. (the “Company”) presentation is solely for your RIDEA lease structures; the ability of the Company’s existing and future tenants, its tenants, operators and borrowers from current and future litigation matters, information, is subject to change and speaks only as of the date hereof. This operators and borrowers to conduct their respective businesses in a manner including the possibility of larger than expected litigation costs, adverse results presentation is not complete and is only a summary of the more detailed sufficient to maintain or increase their revenues and manage their expenses in and related developments; changes in federal, state or local laws and information included elsewhere, including in our Securities and Exchange order to generate sufficient income to make rent and loan payments to the regulations, including those affecting the healthcare industry that affect the Commission (“SEC”) filings. October 2020 operational data is preliminary and Company and the Company’s ability to recover investments made, if applicable, Company’s costs of compliance or increase the costs, or otherwise affect the you should not place undue reliance on its accuracy. No representation or in their operations; the imposition of laws or regulations prohibiting eviction of operations, of its tenants and operators; the Company’s ability to foreclose on warranty, expressed or implied is made and you should not place undue reliance our tenants or operators, including new governmental efforts in response to collateral securing its real estate-related loans; volatility or uncertainty in the on the accuracy, fairness or completeness of the information presented. COVID-19; the financial condition of the Company’s existing and future tenants, capital markets, the availability and cost of capital as impacted by interest rates, operators and borrowers, including potential bankruptcies and downturns in their changes in the Company’s credit ratings, and the value of its common stock, and Forward-Looking Statements businesses, and their legal and regulatory proceedings, which results in other conditions that may adversely impact the Company’s ability to fund its Statements contained in this presentation that are not historical facts are uncertainties regarding the Company’s ability to continue to realize the full obligations or consummate transactions, or reduce the earnings from potential "forward-looking statements" within the meaning of Section 27A of the Securities benefit of such tenants’ and operators’ leases and borrowers’ loans; the transactions; changes in global, national and local economic and other Act of 1933, as amended, and Section 21E of the Securities Exchange Act of Company’s concentration in the healthcare property sector, particularly in senior conditions, including epidemics or pandemics such as the COVID-19 pandemic; 1934, as amended. Forward-looking statements include, among other things, housing, life sciences and medical office buildings, which makes its profitability the Company’s ability to manage its indebtedness level and changes in the statements regarding our and our officers’ intent, belief or expectation as more vulnerable to a downturn in a specific sector than if the Company were terms of such indebtedness; competition for skilled management and other key identified by the use of words such as “may,” “will,” “project,” “expect,” “believe,” investing in multiple industries; the effect on the Company and its tenants and personnel; the Company’s reliance on information technology systems and the “intend,” “anticipate,” “seek,” “target,” “forecast,” “plan,” “potential,” “estimate,” operators of legislation, executive orders and other legal requirements, including potential impact of system failures, disruptions or breaches; the Company’s “could,” “would,” “should” and other comparable and derivative terms or the compliance with the Americans with Disabilities Act, fire, safety and health ability to maintain its qualification as a real estate investment trust; and other negatives thereof. regulations, environmental laws, the Affordable Care Act, licensure, certification risks and uncertainties described from time to time in the Company’s SEC filings. and inspection requirements, and laws addressing entitlement programs and Except as required by law, we do not undertake, and hereby disclaim, any Examples of forward-looking statements include, among other things, (i) the related services, including Medicare and Medicaid, which may result in future obligation to update any forward-looking statements, which speak only as of the timing and amount of anticipated receipt CARES Act grants, (ii) the timing for reductions in reimbursements or fines for noncompliance; the Company’s ability date on which they are made. certain facilities to resume resident admissions, and (iii) tenant-related to identify replacement tenants and operators and the potential renovation costs occupancy trends, including move-out trends. You should not place undue and regulatory approvals associated therewith; the risks associated with property Tenant Information reliance on these forward-looking statements. Pending acquisitions and development and redevelopment, including costs above original estimates, Tenant information appearing in this presentation was provided by the dispositions, including those that are subject to binding agreements, remain project delays and lower occupancy rates and rents than expected; the potential Company’s tenants, but has not been independently verified by the Company. subject to closing conditions and may not close within the anticipated timeframes impact of uninsured or underinsured losses, including as a result of hurricanes, The Company has no reason to believe that this information is inaccurate in any or at all. Forward-looking statements reflect our current expectations and views earthquakes and other natural disasters, pandemics such as COVIID-19, acts of material respect. about future events and are subject to risks and uncertainties that could war and/or terrorism and other events that may cause such losses and/or significantly affect our future financial condition and results of operations. While performance declines by the Company or its tenants and operators; the risks forward-looking statements reflect our good faith belief and assumptions we associated with the Company’s investments in joint ventures and unconsolidated believe to be reasonable based upon current information, we can give no entities, including its lack of sole decision making authority and its reliance on its assurance that our expectations or forecasts will be attained. Further, we cannot partners’ financial condition and continued cooperation; competition for the guarantee the accuracy of any such forward-looking statement contained in this acquisition and financing of suitable healthcare properties as well as competition presentation, and such forward-looking statements are subject to known and for tenants and operators, including with respect to new leases and mortgages unknown risks and uncertainties that are difficult to predict. These risks and and the renewal or rollover of existing leases; the Company’s or its uncertainties include, but are not limited to: the severity and duration of the counterparties’ ability to fulfill obligations, such as financing conditions and/or COVID-19 pandemic; actions that have been taken and may continue to be regulatory approval requirements, required to successfully consummate taken by governmental authorities to contain the COVID-19 pandemic or to treat acquisitions, dispositions, transitions, developments, redevelopments, joint its impact; the impact of the COVID-19 pandemic and health and safety venture transactions or other transactions; the Company’s ability to achieve the measures taken to reduce the spread; operational risks associated with third benefits of acquisitions or other investments within expected time frames or at party management contracts, including the additional regulation and liabilities of all, or within expected cost projections; the potential impact on the Company and October Preliminary Update - November 2, 2020 2

October 2020 Preliminary Updates (Life Science, Medical Office and Hospitals) Based on preliminary information and is subject to change. (SF = square feet) ■ 96.7% month-end occupancy, up 40 bps since September 30 due to new lease starts in the Bay Area ■ Leasing continues to be ahead of original expectations Life Science □ 96K SF of executed leases in October □ 227K SF of executed LOIs in lease documentation in October ■ Over 99% of contractual rents received in October, in-line with September collections ■ 90.7% month-end occupancy, unchanged from September 30 ■ Year-to-date leasing in-line with original expectations □ 277K SF of executed leases in October Medical Office □ 515K SF of executed LOIs in lease documentation in October ■ 98% of contractual October rents received, slightly ahead of September collections ■ 94% of rent deferrals due in October have been paid Hospitals ■ 96% of contract rents received (uncollected amount represents October rent from one tenant) October Preliminary Update - November 2, 2020 3

October 2020 Preliminary Updates (Senior Housing)

Based on preliminary information and is subject to change.

SHOP[1][2]	■ October Average Daily Census declined 10 bps vs September, the lowest monthly decline during COVID-19 ■ Move-ins declined 17% vs September. October move-ins are preliminary and the final move-in count frequently increases after official close of the month. 98% of our properties are now accepting move-ins ■ Move-outs declined 3% vs September, and continues to trend in-line with expectations ■ Leads declined 2% vs September. 3Q20 leads were 24% higher compared to 2Q20 ■ Tours declined 3% vs September. 3Q20 tours were 17% higher compared to 2Q20
CCRC[1]	■ Total Average Daily Census declined 20 bps vs September. Decline driven by SNF, which declined 120 bps vs September primarily due to a COVID outbreak at one of our SNFs that is on target to resume admissions in early November. Excluding this property, SNF occupancy would have declined 40 bps. IL/AL/MC Average Daily Census was flat vs September, the first month during COVID-19 when occupancy did not decline ■ IL/AL/MC move-ins declined 48% vs September. The last month of a quarter is typically the highest move-in month for CCRCs. 100% of our IL/AL/MC properties are now accepting move-ins ■ IL/AL/MC move-outs were flat vs September ■ Leads declined 6% vs September. 3Q20 leads were 23% higher compared to 2Q20 ■ Tours were flat vs September. 3Q20 tours were 118% higher compared to 2Q20
NNN	■ October rent collections: 97% received + 3% deferred (with Capital Senior Living, as previously announced)
CARES Act Funds	■ In October, we received $5.5M of CARES Act grants; We expect to receive an additional $7.5M in the fourth quarter

(1) Properties that were sold as of 10/31 or are in redevelopment or in development are excluded from reporting statistics.
(2) The population set is comprised of 120 properties. The difference between the 123 properties in our 3Q20 pro-forma key metrics section in the 3Q supplemental report, is attributable to 3 properties sold in October 2020.

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October Preliminary Update - November 2, 2020 | 4

Senior Housing: COVID-19 Positive Cases New Resident COVID-19 Positive Cases(1) Declined ~77% from mid-April 86% of our properties are either 14 or more days from the most recent exposure or never had an exposure (1) Properties that were sold as of 10/31 or are in redevelopment or in development are excluded from reporting statistics. The population set is comprised of 120 properties. The difference between the 123 October Preliminary Update - November 2, 2020 5 properties in our 3Q20 pro-forma key metrics section in the 3Q supplemental report, is attributable to 3 properties sold in October 2020.

SHOP: Historical and October 2020 Preliminary Results Average Daily Census (ADC) Occupancy(1) Monthly55.0 Expenses(2) ($ in M) 7.5 $50.5 $50.5 $49.9 50.0 6.5 83.7% $48.5 $47.4 $47.7 $47.3 80.8% 5.5 78.6% 45.0 77.4% 76.7% 5.3 4.5 75.7% 75.2% 75.1% 4.2 40.0 3.5 2.8 2.5 35.0 2.5 1.8 1.5 1.5 1.5 30.0 0.5 Mar Apr May June July Aug Sep Oct Prelim Mar Apr May June July Aug Sep Total Incremental COVID (3) (2) October Move-Ins and Move-Outs Monthly CARES Act Funds Recognized ($ in M) $2.6M in total CARES Act funds recognized through September 30, 2020 vs. October 2019 vs. September 2020 $1.2 Move-Ins (33%) (17%) $0.8 Move-Outs (16%) (3%) Leads (28%) (2%) $0.3 $0.2 $0.1 $0.1 Tours (34%) (3%) $0.0 Mar Apr May June July Aug Sep 98% of our SHOP properties are now accepting move-ins COVID-19 expenses were 61% lower in 3Q vs. 2Q (1) Occupancy is reported at current share. Properties that were sold as of 10/31 or are in redevelopment or in development are excluded from reporting statistics. The population set is comprised of 120 properties. The difference between the 123 properties in our 3Q20 pro-forma key metrics section in the 3Q supplemental report, is attributable to 3 properties sold in October 2020. (2) Expenses and Cares Act Funds are reported at current share and exclude properties that were sold as of 10/31. October Preliminary Update - November 2, 2020 6 (3) Move-in and move-out data at 100% share and excludes skilled nursing beds given the Medicare residents usually have lengths of stay of 30 days or less.

CCRC: Historical and October 2020 Preliminary Results

Average Daily Census (ADC) Occupancy(1)



85.7%
85.1%
84.0%
83.2%
82.6%
82.3%
81.8%
81.8%
84.4%
68.7%
57.9%
61.4%
61.0%
65.1%
68.4%
67.2%
85.5%
82.3%
79.6%
79.5%
79.0%
79.4%
79.6%
79.4%
Mar
Apr
May
June
July
Aug
Sep
Oct Prelim
Total IAM SNF

October Move-Ins and Move-Outs(3)

	vs. October 2019	vs. September 2020
Move-Ins	(57%)	(48%)
Move-Outs	(20%)	0%
Leads	(29%)	(6%)
Tours	20%	0%

100% of our CCRC properties are now accepting move-ins

Monthly Expenses(2)

($ in M)



$33.3
$31.0
$35.7
$32.1
$32.3
$32.5
$33.5
0.3
2.4
3.0
1.9
1.9
1.6
1.7
Mar
Apr
May
June
July
Aug
Sep
Total Incremental COVID

Monthly CARES Act Funds Recognized(2)

($ in M)

$14.4M in total CARES Act funds recognized through September 30, 2020



$0.0
$7.1
$4.4
$1.0
$0.0
$1.8
$0.2
Mar
Apr
May
June
July
Aug
Sep

COVID-19 expenses were 29% lower in 3Q vs. 2Q

(1) Occupancy is reported at current share. Properties that were sold as of 10/31 or are in redevelopment or in development are excluded from reporting statistics. The population set is comprised of 120 properties. The difference between the 123 properties in our 3Q20 pro-forma key metrics section in the 3Q supplemental report, is attributable to 3 properties sold in October 2020.
(2) Expenses and Cares Act Funds are reported at current share and exclude properties that were sold as of 10/31.
(3) Move-in and move-out data at 100% share and excludes skilled nursing beds given the Medicare residents usually have lengths of stay of 30 days or less.

Healthpeak PROPERTIES
October Preliminary Update - November 2, 2020 | 7

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